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                                                       EXHIBIT NO. EX-99.9(a)(1)

                                      ANNEX
                        TO THE CUSTODY AGREEMENT BETWEEN
                            GARTMORE MUTUAL FUNDS AND
                             J.P. MORGAN CHASE BANK

                       (Effective              , 2003)
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Gartmore Nationwide Fund (formerly Gartmore Total Return Fund)
Gartmore Growth Fund (formerly Nationwide Growth Fund)
Gartmore Millennium Growth Fund (formerly Nationwide New Economy and Nationwide
   Mid Cap Growth Fund)
Gartmore Bond Fund (formerly Nationwide Bond Fund)
Gartmore Tax-Free Income Fund (formerly Nationwide Tax-Free Income Fund) Gartmore Government Bond Fund (formerly Nationwide Government Bond Fund) Gartmore Money Market Fund (formerly Nationwide Money Market Fund)
Nationwide S&P 500 Index Fund
Gartmore Large Cap Value Fund (formerly Prestige Large Cap Value Fund and
   Nationwide Large Cap Value Fund)
Nationwide Large Cap Growth Fund (formerly Prestige Large Cap Growth Fund) Nationwide Small Cap Fund (formerly Prestige Small Cap Fund)
Gartmore Morley Capital Accumulation Fund (formerly Morley Capital Accumulation
   Fund and Nationwide Morley Capital Accumulation Fund)
Gartmore Morley Enhanced Income Fund (formerly Morley Enhanced Income Fund and
   Nationwide Morley Enhanced Income Fund)
Gartmore U.S. Growth Leaders Fund (formerly Nationwide Focus Fund and Gartmore
   Growth 20 Fund)
Gartmore Value Opportunities Fund (formerly Nationwide Value Opportunities Fund) Gartmore High Yield Bond Fund (formerly Nationwide High Yield Bond Fund) Nationwide Small Cap Index Fund
Nationwide Mid Cap Market Index Fund
Nationwide International Index Fund
Nationwide Bond Index Fund
Gartmore Investor Destinations Aggressive Fund (formerly Investor Destinations
   Aggressive Fund)
Gartmore Investor Destinations Moderately Aggressive Fund (formerly Investor
   Destinations Moderately Aggressive Fund)
Gartmore Investor Destinations Moderate Fund (formerly Investor Destinations
   Moderate Fund)
Gartmore Investor Destinations Moderately Conservative Fund (formerly Investor
   Destinations Moderately Conservative Fund)
Gartmore Investor Destinations Conservative Fund (formerly Investor Destinations
   Conservative Fund)
NorthPointe Small Cap Value Fund
Nationwide Growth Focus Fund
Gartmore Global Technology and Communications Fund (formerly Nationwide Global

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   Technology and Communications Fund)
Gartmore Global Health Sciences Fund (formerly Nationwide Global Life Sciences
   Fund)
Gartmore Emerging Markets Fund
Gartmore International Growth Fund
Gartmore Worldwide Leaders Fund (formerly Gartmore Global Leaders Fund) Gartmore European Leaders Fund (formerly Gartmore European Growth Fund) Gartmore Global Small Companies Fund
Gartmore OTC Fund
Gartmore International Small Cap Growth Fund
Gartmore Asia Pacific Leaders Fund
Gartmore Global Financial Services Fund
Gartmore Global Utilities Fund
Gartmore Nationwide Leaders Fund (formerly Gartmore U.S. Leaders Fund) Gartmore Micro Cap Equity Fund
Gartmore Mid Cap Growth Fund
Gartmore Long-Short Equity Plus Fund
Gartmore Nationwide Principal Protected Fund
Gartmore Long-Short Fund
Gartmore Market Neutral Bond Plus Fund